INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated August 7, 2012 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of August 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parametric Technology Corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $75,000,000, thereby making the aggregate amount of its total Commitments equal to $118,750,000.

2.  The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

JPMORGAN CHASE BANK, N.A.

By:   /s/  D. Scott Farquhar
Name:  D. Scott Farquhar
Title:  Senior Vice President

Accepted and agreed to as of the date first written above:

PARAMETRIC TECHNOLOGY CORPORATION

By:   /s/  James E. Heppelmann
Name:  James E. Heppelmann
Title:  President and Chief Executive Officer

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:  /s/  D. Scott Farquhar
Name:  D. Scott Farquhar
Title:  Senior Vice President